EXHIBIT 99.1

STURM, RUGER & CO., INC. SOUTHPORT, CONNECTICUT 06890 U.S.A.

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS THIRD QUARTER
EARNINGS OF 32¢ PER SHARE

SOUTHPORT, CONNECTICUT, October 27, 2010--Sturm, Ruger & Company, Inc. (NYSE-RGR), announced today that for the third quarter of 2010, the Company reported net sales of $58.4 million and earnings per share of 32¢, compared with sales of $71.2 million and earnings per share of 37¢ in the third quarter of 2009.

For the nine months ended October 2, 2010, net sales were $191.1 million and earnings were $1.18 per share.  For the corresponding period in 2009, net sales were $207.1 million and earnings were $1.13 per share.

Chief Executive Officer Michael O. Fifer made the following comments related to the Company’s results:

•
The Company launched the new SR-40 striker-fired pistol late in the third quarter of 2010.  New product introductions, including the new SR-40 pistol, remain a strong driver of demand and represented $50.0 million or 27% of sales in the first nine months of 2010.

•
Estimated unit sell-through of the Company’s products from distributors to retailers in the third quarter of 2010 decreased by approximately 7% from both the third quarter of 2009 and the second quarter of 2010.  NICS checks increased 6% from the third quarter of 2009 and 2% from the second quarter of 2010, indicating that the Company’s share of total firearms retail transactions (new and used firearms) may have declined during the quarter.

•	The incoming order rate in the third quarter of 2010 increased significantly from the second quarter of 2010 and the third quarter of 2009.

•
Cash generated from operations during the first nine months of 2010 was $23.5 million. At the end of the third quarter of 2010, our cash and equivalents and short-term investments totaled $53.0 million.  Our current ratio is 3.7 to 1 and we have no debt.

•
During the first nine months of 2010, capital expenditures totaled $16.4 million, much of it related to tooling and equipment for new products.  We expect to invest approximately $20 million for capital expenditures during 2010.

•
During the third quarter of 2010, the Company repurchased 412,000 shares of its common stock for $5.7 million in the open market.  The average price per share repurchased was $13.83.  These repurchased shares represented 2.1% of the outstanding shares as of the beginning of the third quarter of 2010 and were funded with cash on hand.  As of the end of the third quarter of 2010, $4.3 million remains available for future stock repurchases.

•
At the end of the third quarter of 2010, stockholders’ equity was $109 million, which equates to a book value of $5.77 per share, of which $2.82 per share was cash and equivalents and short-term investments.

Today, the Company filed its Quarterly Report on Form 10-Q for the third quarter of 2010. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate/.  Investors are urged to read the complete Quarterly Report on Form 10-Q to ensure that they have adequate information to make informed investment judgments.

Today, the Company also filed an amendment to its Annual Report on Form 10-K for the year ended December 31, 2009, as a result of a review of some of the Company’s recent financial filings by the U.S. Securities and Exchange Commission.  The only changes from the original filing are administrative and are as follows:

1.	The addition of a second signature of the Chief Financial Officer to the signature page,
2.	The re-dating of the officer certifications, and
3.	An explanatory paragraph explaining items 1 and 2 above.
Otherwise, the content is unchanged.

About Sturm, Ruger
Sturm, Ruger was founded in 1949 and is one of the nation’s leading manufacturers of high-quality firearms for the commercial sporting market.  Sturm, Ruger is headquartered in Southport, CT, with manufacturing facilities located in Newport, NH and Prescott, AZ.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations.  Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Unaudited)
(Dollars in thousands, except share data)

	October 2, 2010	December 31, 2009

Assets

Current Assets
Cash and cash equivalents	$5,492	$5,008
Short-term investments	47,492	50,741
Trade receivables, net	25,934	25,049
Gross inventories	51,205	51,048
Less LIFO reserve	(38,711)	(38,663)
Less excess and obsolescence reserve	(1,979)	(2,727)
Net inventories	10,515	9,658

Deferred income taxes	4,431	5,893
Prepaid expenses and other current assets	2,268	2,062
Total Current Assets	96,132	98,411

Property, plant and equipment	149,151	134,057
Less allowances for depreciation	(106,866)	(101,324)
Net property, plant and equipment	42,285	32,733
Deferred income taxes	5,636	6,190
Other assets	3,167	4,345
Total Assets	$147,220	$141,679

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Continued)
(Dollars in thousands, except share data)

	October 2, 2010	December 31, 2009

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$11,127	$12,011
Product liability	424	1,147
Employee compensation and benefits	8,985	12,890
Workers’ compensation	4,849	5,443
Income taxes payable	459	1,543
Total Current Liabilities	25,844	33,034

Accrued pension liability	12,179	12,194
Product liability accrual	663	935

Contingent liabilities – Note 12	--	--
Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	--	--
Common Stock, par value $1:
Authorized shares – 40,000,000 2010 – 22,988,318 issued, 18,822,284 outstanding 2009 – 22,826,601 issued, 19,072,780 outstanding	22,988	22,827
Additional paid-in capital	8,913	8,031
Retained earnings	132,879	115,187
Less: Treasury stock – at cost 2010 – 4,166,034 shares 2009 – 3,753,821 shares	(35,884)	(30,167)
Accumulated other comprehensive loss	(20,362)	(20,362)
Total Stockholders’ Equity	108,534	95,516
Total Liabilities and Stockholders’ Equity	$147,220	$141,679

STURM, RUGER & COMPANY, INC.

Condensed Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 2, 2010	October 3, 2009	October 2, 2010	October 3, 2009

Net firearms sales	$57,505	$70,011	$188,396	$203,611
Net castings sales	896	1,175	2,671	3,495
Total net sales	58,401	71,186	191,067	207,106

Cost of products sold	39,818	49,404	127,613	140,766

Gross profit	18,583	21,782	63,454	66,340

Operating expenses:
Selling	5,194	5,145	16,211	15,909
General and administrative	4,080	5,031	11,999	14,740
Other operating expenses, net	-	275	398	950
Total operating expenses	9,274	10,451	28,608	31,599

Operating income	9,309	11,331	34,846	34,741

Other income:
Interest (expense) income, net	(18)	8	(75)	(12)
Other income, net	148	125	449	101
Total other income, net	130	133	374	89

Income before income taxes	9,439	11,464	35,220	34,830

Income taxes	3,398	4,356	12,679	13,235

Net income	$6,041	$7,108	$22,541	$21,595

Basic earnings per share	$0.32	$0.37	$1.18	$1.13

Fully diluted earnings per share	$0.31	$0.37	$1.17	$1.12

Cash dividends per share	$0.10	$0.12	$0.25	$0.21

STURM, RUGER & COMPANY, INC.

Condensed Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	October 2, 2010	October 3, 2009

Operating Activities
Net income	$22,541	$21,595
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	6,863	4,987
Slow moving inventory valuation adjustment	(692)	(256)
Stock-based compensation	1,711	3,505
Loss (Gain) on sale of assets	5	(39)
Deferred income taxes	649	(868)
Changes in operating assets and liabilities:
Trade receivables	(885)	(935)
Inventories	(165)	5,147
Trade accounts payable and accrued expenses	(1,477)	823
Employee compensation and benefits	(3,905)	4,610
Product liability	(995)	483
Prepaid expenses, other assets and other liabilities	933	(106)
Income taxes payable	(1,085)	(229)
Cash provided by operating activities	23,498	38,717

Investing Activities
Property, plant and equipment additions	(16,416)	(10,301)
Proceeds from sale of assets	21	44
Purchases of short-term investments	(112,473)	(78,217)
Proceeds from maturities of short-term investments	115,722	49,538
Cash used for investing activities	(13,146)	(38,936)

Financing Activities
Tax benefit from exercise of stock options	698	1,411
Repayment of line of credit balance	-	(1,000)
Repurchase of common stock	(5,717)	(14)
Dividends paid	(4,849)	(3,985)
Cash used for financing activities	(9,868)	(3,588)

Increase (decrease) in cash and cash equivalents	484	(3,807)

Cash and cash equivalents at beginning of period	5,008	9,688

Cash and cash equivalents at end of period	$5,492	$5,881